Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is based upon the historical financial statements of Air T, Inc. (“Air T” or “the Company”) and Worthington Aviation Parts, Inc. (“Worthington”), as adjusted to give effect to the acquisition of Worthington by Air T, and the related financing transaction, collectively referred to herein as the “Transaction”.

On April 6, 2018, we entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Worthington and on May 4, 2018, we completed our acquisition of Worthington.

The unaudited pro forma condensed combined statement of income (loss) for the six-months ended September 30, 2018 gives effect to the Transaction as if it had been consummated on April 1, 2017. The unaudited pro forma condensed combined statement of income (loss) for the six-months ended September 30, 2018 was derived from Air T’s unaudited consolidated statement of income (loss) for the six-months ended September 30, 2018 and Worthington’s unaudited consolidated statement of operations for the six-months ended June 30, 2018.

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting for business combinations under the guidance of Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). Under ASC 805, assets acquired and liabilities assumed are recorded at fair value, with any excess purchase price allocated to goodwill. The fair value of identifiable tangible and intangible assets acquired and liabilities assumed are preliminary and are based upon available information and certain assumptions described in the accompanying notes to the unaudited pro forma condensed combined financial statements that Air T’s management believes are reasonable under the circumstances. The result of the final purchase price allocation could be materially different from the preliminary allocation set forth herein.

The unaudited pro forma condensed combined financial information is provided for informational and illustrative purposes only and is not intended to represent or be indicative of the consolidated results of income (loss) or financial position of Air T that would have been reported had the Transaction been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of Air T following the consummation of the Transaction. We therefore caution you not to place undue reliance on the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements included herein;

•

the unaudited consolidated financial statements and the notes thereto of Air T for the six months ended September 30, 2018, included with Air T’s Quarterly Report on Form 10-Q filed with the United States Securities and Exchange Commission (the “SEC”) on November 14, 2018;

The unaudited pro forma condensed combined financial information does not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies or revenue synergies that could result from the acquisition of Worthington by Air T.

AIR T, INC. AND SUBSIDIARIES

CONDENSED COMBINED STATEMENTS OF INCOME (LOSS)

(UNAUDITED)

	Air T	Worthington
	Six Months Ended	January - May 2018	Pro-forma
	September 30, 2018	Pre-Acquisition	Adjustments	Total
Operating Revenues:
Overnight air cargo	$34,705,258			$34,705,258
Ground equipment sales	19,223,577			19,223,577
Ground support services	17,521,677			17,521,677
Printing equipment and maintenance	438,768			438,768
Commercial jet engines and parts	37,962,966	5,190,491	(47,377)	43,106,080
Corporate	356,000			356,000
	110,208,246	5,190,491	(47,377)	115,351,360

Operating Expenses:
Overnight air cargo	30,524,150			30,524,150
Ground equipment sales	15,917,225			15,917,225
Ground support services	15,827,671			15,827,671
Printing equipment and maintenance	194,431			194,431
Commercial jet engines and parts	25,783,906	3,959,120	(26,261)	29,716,765
General and administrative	17,654,856	1,652,559	(82,778)	19,224,637
Depreciation, amortization and impairment	3,322,306		13,800	3,336,106
	109,224,545	5,611,679	(95,238)	114,740,985

Operating Income (Loss)	983,701	(421,188)	47,861	610,374

Non-operating Income (Expense):
Foreign currency gain (loss), net	(2,132)			(2,132)
Other-than-temporary impairment loss on investments	-			-
Other investment income (loss), net	(37,584)			(37,584)
Interest expense	(1,421,290)	(55,638)	(24,565)	(1,501,492)
Gain on asset retirement obligation	-			-
Unrealized gain on interest rate swap	145,222			145,222
Bargain purchase acquisition gain	1,983,777		(1,983,777)	-
Income from equity method investments	169,741			169,741
Other income, net	27,686			27,686
	865,420	(55,638)	(2,008,342)	(1,198,559)

Income (Loss) Before Income Taxes	1,849,121	(476,826)	(1,960,481)	(588,185)

Income Tax Benefit	(6,000)	-	(109,663)	(115,663)

Net Income (Loss)	1,855,121	(476,826)	(1,850,817)	(472,522)

Net (Income) Loss Attributable to Non-controlling Interests	$(347,612)	$-	$-	$(347,612)

Net Income (Loss) Attributable to Air T, Inc. Stockholders	$1,507,509	$(476,826)	$(1,850,817)	$(820,134)

Income (Loss) Per Share:
Basic	$0.74			$(0.40)
Diluted	$0.74			$(0.40)

Weighted Average Shares Outstanding:
Basic	2,043,716			2,043,716
Diluted	2,049,393			2,049,393

See notes to the unaudited pro forma combined financial statements.

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION

1. Description of Transaction

On May 4, 2018, Air T completed the acquisition of substantially all of the assets and assumed certain liabilities of Worthington (the “Transaction”), in each case pursuant to the Asset Purchase Agreement (the “Purchase Agreement”), dated as of April 6, 2018, by and among the Company, Worthington, and Churchill Industries, Inc., as guarantor of Worthington’s obligations as disclosed in the Purchase Agreement.

Worthington is primarily engaged in the business of operating, distributing and selling airplane and aviation parts along with repair services. The Company agreed to acquire the assets and liabilities in exchange for payment to Worthington of $50,000 as earnest money upon execution of the Agreement and a cash payment of $3,400,000 (the “Cash Purchase Price”) upon closing, subject to adjustment for Worthington’s net working capital as of the closing date. In connection with Amendment No. 2 to the Asset Purchase Agreement, dated May 2, 2018, the Cash Purchase Price was reduced by $100,000 to $3,300,000.

On May 25, 2018, Air T’s wholly-owned subsidiaries Worthington Acquisition, LLC, Worthington Aviation, LLC and Worthington MRO, LLC, as Borrowers, completed a loan transaction with Minnesota Bank & Trust (“MBT”) pursuant to which Borrowers obtained from MBT a new revolving loan in the amount of up to $1,500,000 (the “Revolving Loan”) and new term loan in the amount of $3,400,000 (the “Term Loan” and together with the Revolving Loan, the “Loans”).  The entire loan proceeds were disbursed by MBT on May 25, 2018 and were used to reduce amounts previously advanced on Air T’s line of credit financing with MBT. Until the Term Loan is paid in full and certain other conditions met, Air T guaranteed up to $3,000,000 of the Loans.  The guaranty is thereafter reduced to $1,500,000. The interest rate on Term Loan floats at a rate equal to the one-month LIBOR rate plus 2.5% and the interest rate on the Revolving Loan floats at a rate equal to the one-month LIBOR rate plus 2.0%.  The Loans mature on November 30, 2019, at which time the entire unpaid balance of the Loans will be due and payable in full.  In addition, the loan agreement contains affirmative and negative covenants and the loans are secured by a first lien on all of the assets of the Borrowers and a pledge of certain assets held by Stratus Aero Partners, LLC, a subsidiary of Air T.

2. Basis of Presentation

The unaudited pro forma condensed combined statement of income (loss) for the six-months ended September 30, 2018 gives effect to the Transaction as if it had occurred on April 1, 2017. This information is only a summary, and should be read in conjunction with Air T’s historical financial statements and related notes, and management’s discussion and analysis of financial condition and results of operations contained in the Company’s annual reports, quarterly reports, and other information on file with the SEC. As a result, the acquisition by the Company of Worthington pursuant to the Purchase Agreement will be accounted for using purchase method accounting, upon completion of the final valuation, which is preliminary.

The Company has prepared the unaudited pro forma condensed combined statement of income (loss) based on available information, using preliminary assumptions that it believes are reasonable. This unaudited pro forma combined statement of income (loss) is being provided for informational purposes only. They do not purport to represent the Company’s actual financial position or results of operations had the Transaction occurred on the dates specified, nor do they project the Company’s results of operations or financial position for any future period or date.

The unaudited pro forma condensed combined statements of income (loss) do not reflect any adjustments for anticipated synergies resulting from the combination. Pro forma adjustments are preliminary and are based on certain assumptions and other information that are subject to change as additional information becomes available. Accordingly, the adjustments included in the Company’s financial statements published after the completion of the Transaction may vary from the adjustments included in this unaudited pro forma condensed combined statement of income (loss) below.

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION

3. Accounting Policies

The Company is currently conducting a review of accounting policies of Worthington in an effort to determine if differences in accounting policies require reclassification of results of operations or reclassification of assets or liabilities to conform to the Company’s accounting policies and classifications.

Based on the Company’s review, the Company did not identify any significant or material differences in accounting policies that might require adjustment.

4. Pro Forma Adjustments

The following pro-forma adjustments were made in connection with the preparation of the unaudited pro forma condensed combined statement of income (loss):

-	Intercompany eliminations related to the profit recognized on sales during the year from AirCo Services, which is a subsidiary of Air T, to Worthington.
-	Adding amortization expense associated with the acquired tradename.
-	Removal of historical interest expense on the Worthington income statement and adding in estimated interest expense on the new term loan facility taken out to fund the acquisition.
-	Adjustment for the income tax effect of the historical Worthington financial results and the pro forma adjustments based on the estimated combined statutory tax rate of 24.2%.
-

Removal of the transaction costs and bargain purchase gain recorded in connection with the acquisition of Worthington as those items are directly attributable to the acquisition and will not have a continuing impact on the combined entity.

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